UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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Filed by a party other than the Registrant	[ ]
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[     ]    Preliminary Proxy Statement
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TANDY LEATHER FACTORY, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TANDY LEATHER FACTORY, INC.
1900 Southeast Loop 820
Fort Worth, Texas  76140-1003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Tandy Leather Factory, Inc. Stockholder:

On Tuesday, June 5, 2018, Tandy Leather Factory, Inc. will hold its 2018 Annual Meeting of Stockholders at its principal office in Fort Worth, Texas.  The meeting will begin at 11:00 a.m. local time.

Only stockholders who owned common stock at the close of business on April 6, 2018 can vote at the Annual Meeting or any adjournments that may take place.  At the Annual Meeting, we will consider:

(1)The election of a nine-member Board of Directors for a one-year term;
(2)An advisory vote on executive compensation as disclosed in these materials; and
(3)Any other business properly presented at the meeting.

Our Board of Directors recommends that you vote in favor of Proposals 1 and 2.  The proxy statement also outlines certain of our corporate governance practices, discusses our compensation philosophy and practices, and describes the Audit Committee’s recommendation to the Board of Directors regarding our 2017 financial statements.  We encourage you to read these materials carefully.

Under the rules approved by the U.S. Securities and Exchange Commission, we are now furnishing proxy materials (the proxy statement and our Annual Report on Form 10-K) on the Internet to our stockholders.  Instructions on how to access and review the proxy materials on the Internet can be found on the Notice of Internet Availability of Proxy Materials sent to our stockholders.  The Notice of Internet Availability of Proxy Materials will also include instructions for stockholders on how to access the proxy card to vote over the Internet.

Your vote is important.  Whether or not you expect to attend the Annual Meeting, we urge you to vote promptly.

Please advise our transfer agent, Broadridge Corporate Issuer Solutions, 1717 Arch Street, Suite 1300, Philadelphia, PA  19103, of any change in your address.

Important Notice Regarding the Availability of Proxy Materials
for the 2018 Annual Meeting to be held on June 5, 2018

We are sending Notice of Internet Availability of Proxy Materials to our stockholders on or about April 26, 2018, notifying them that this proxy statement and our 2017 Annual Report is available at www.tandyleather.com by choosing “Investor Relations” and then the “Proxy Online” link.

By Order of the Board of Directors,
William M. Warren
General Counsel and Secretary

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

Because you are a stockholder of Tandy Leather Factory, Inc. as of the record date and entitled to vote at the 2018 Annual Meeting of Stockholders, our Board of Directors is soliciting your proxy to vote at the Annual Meeting.  You are invited to attend our Annual Meeting on June 5, 2018, beginning at 11:00 am, CDT.  The Annual Meeting will be held at our corporate headquarters, 1900 Southeast Loop 820, Fort Worth, Texas  76140-1003.

Our Annual Report on Form 10-K for the year ended December 31, 2017, including our financial statements for 2017 as well as this proxy statement, is posted on our website at www.tandyleather.com.  Choose the “Investor Relations” and then the “Proxy Online” links.  These proxy materials are first being made available to stockholders and posted on our website on or about April 26, 2018.

What am I voting on?

You are voting on two items:
1.	Election of nine directors for a term of one year; and
2.	An advisory vote on Tandy Leather Factory, Inc.’s executive compensation as disclosed in these materials.

At the date this proxy statement went to print, we did not know of any other matters to be raised at the Annual Meeting.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote your shares:
•	“FOR” each of the nominees to the Board of Directors; and
•	“FOR” the approval, on an advisory basis, of the compensation of Tandy Leather Factory, Inc.’s named executive officers as disclosed in these materials.

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of this proxy statement and our Annual Report on Form 10-K to all of our stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to our stockholders over the Internet.  If you received a Notice of Internet Availability of Proxy Materials, or the Notice, by mail, you will not receive a printed copy of the proxy materials.  Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet or by telephone.  If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice.

You may also choose to receive future proxy materials by e-mail by following instructions provided on the website referred to in the Notice.  Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment.  If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

On the date of the mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on a website referred to in the Notice.  These proxy materials will be available free of charge.

Who is entitled to vote?

Holders of record of shares of our common stock as of the close of business on April 6, 2018 (the record date) are entitled to vote at the Annual Meeting.  As of that date, a total of 9,215,110 shares of common stock were outstanding and entitled to vote.  Each share of common stock is entitled to one vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you bring with you a legal proxy from the stockholder of record.  Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How do I vote?

Your vote is important.  You can save us the expense of a second mailing by voting promptly.  Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be presented by proxy.

If you are a stockholder of record, there are four ways to vote:
•	By Internet, by visiting the website shown on the Notice or the proxy card and following the instructions;
•	By telephone, by calling the toll-free number shown on the Notice or the proxy card and following the instructions;
•	By completing and mailing your proxy card; or
•	By written ballot at the Annual Meeting.

If you vote by Internet or by telephone, your vote must be received by 11:59 PM Eastern Time on June 4, 2018, the business day before the Annual Meeting.  Your shares will be voted as you indicate.  If you return your proxy card, but you do not indicate your voting preferences, your shares will be voted, as the case may be with respect to the item not marked:  FOR the election of each of the nominees to the Board of Directors; and FOR the approval, on an advisory basis, of the compensation of Tandy Leather Factory, Inc.’s named executive officers as disclosed in these materials.

If your shares are held in a brokerage account in your broker’s name, you should follow the voting directions provided by your broker or nominee.  You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions via the Internet to your broker or nominee.  If you provide specific voting instructions by mail or the Internet, your shares should be voted by your broker or nominee as you have directed.

We will distribute written ballots to anyone who wants to vote at the Annual Meeting.  If you hold your shares in street name, you must request a legal proxy from your broker to vote at the Annual Meeting.

Is my vote confidential?

Yes.  It is our policy that all proxies, ballots, and vote tabulations that identify the vote of a stockholder will be kept confidential from us and our directors, officers, and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against us or to assert a claim by us, and when written comments by a stockholder appear on a proxy card or other voting material.

Who counts the votes?

We will appoint two persons as inspectors of election for the Annual Meeting who will count the votes cast.

What is the quorum requirement of the meeting?

A majority of the outstanding shares of common stock determined on April 6, 2018, represented in person or by proxy at the Annual Meeting constitutes a quorum for voting on items at the Annual Meeting.  If you vote, your shares will be part of the quorum.  Abstentions and broker non-votes (discussed below) will be counted in determining the quorum.  Neither, however, will be counted as votes cast.

What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Annual Meeting.  In general, the broker or nominee does not have the discretion to vote these shares unless they receive voting instructions from the beneficial owners.  If you hold your shares in street name, it is critical that you return the voting instruction card to your broker, bank or nominee if you want your votes to count in the election of directors or with respect to the advisory vote related to the executive compensation described in this proxy statement.  In the past, if you held your shares in street name and you did not indicate how you wanted your shares to be voted in the election of directors, your broker, bank or nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate.  Recent regulatory changes have taken away the ability of your broker, bank or nominee to vote your uninstructed shares in the election of directors on a discretionary basis.  Therefore, if you hold your shares in street name and do not instruct your bank, broker or nominee on how to vote in the election of directors or with respect to each of the advisory votes related to the executive compensation described in this proxy statement, your shares will not be voted for any director nominee or with respect to the advisory votes related to the executive compensation described in this proxy statement or on any other proposal on which your broker does not have discretionary authority (resulting in a “broker non-vote”).  Broker non-votes will, however, be included in determining whether a quorum exists.

What vote is required to approve the proposals?

The nine nominees for director receiving the highest number of “FOR” votes at the Annual Meeting will be elected to the Board of Directors.

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by stockholders entitled to vote on the matter is required to provide advisory approval of the executive compensation of our named executive officers as described in this proxy statement.  Abstentions and broker non-votes are not counted for purposes of the advisory approval of the executive compensation of our named executive officers as described in the proxy statement.

What does it mean if I get more than one proxy card?

It means your shares are in more than one account.  You should vote the shares on all of your proxy cards.

How can I consolidate multiple accounts registered in variations of the same name?

If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address.  You may do this by contacting our transfer agent, Broadridge Corporate Issuer Solutions, by phone (855/503-5061) or by mail to 1717 Arch Street, Suite 1300, Philadelphia, PA  19103.

What if I want to change my vote?

You can change your vote on a proposal at any time before the Annual Meeting for any reason by revoking your proxy.  Proxies may be revoked by:
•	Filing a written notice of revocation, bearing a date later than the proxy date, with our Secretary at or before the Annual Meeting;
•	Properly executing a later proxy relating to the same shares;
•	Voting at a later time on the Internet or by telephone, if you previously voted on the Internet or by telephone; or
•	Attending the Annual Meeting and voting in person; however, attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Any written notice revoking a proxy should be sent to:  Secretary, Tandy Leather Factory, Inc., 1900 SE Loop 820, Fort Worth, Texas 76140-1003.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and publish final results in a current report on SEC Form 8-K within four business days after the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the following as of April 6, 2018, the record date for the Annual Meeting:
•	Beneficial owners of more than 5 percent of the outstanding shares of our common stock, other than our officers and directors;
•	Beneficial ownership by our current directors and nominees and the named executive officers set forth in the Summary Compensation table on page 16; and
•	Beneficial ownership by all our current directors and executive officers as a group, without naming them.

The percentage of beneficial ownership is calculated on the basis of 9,215,110 shares of our common stock outstanding as of April 6, 2018.  The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Security Ownership of Certain Beneficial Owners
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Common Stock	Bandera Partners LLC (2) 50 Broad Street, Suite 1820 New York, NY 10004	2,861,768	31.1%
Common Stock	JCP Investment Partnership, LP (3) 1177 West Loop South, Suite 1650 Houston, TX 77027	749,861	8.1%
Common Stock	Central Square Management LLC (4) 1813 N. Mill Street, Suite F Naperville, FL 60563	561,040	6.1%
Common Stock	Beddow Capital Management Incorporated (5) 199 E Pearl Avenue, Suite 102 Jackson, WY 83001	560,218	6.1%
Common Stock	Dimensional Fund Advisors LP (6) Building One 6300 Bee Cave Road Austin, TX 78746	495,463	5.4%

Security Ownership of Management
Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(7)	Percent of Class
Common Stock	Shannon L. Greene(8)	197,082	2.14%
Common Stock	Mark Angus(9)	61,509	*
Common Stock	Jefferson Gramm(2)	2,861,768	31.06%
Common Stock	James Pappas (3)	749,861	8.14%
Common Stock	William Warren (10)	26,383	*
Common Stock	Tina Castillo (11)	10,101	*
Common Stock	Brent Beshore	-	-
Common Stock	Sharon Leite	-	-
Common Stock	Vicki Cantrell	-	-
Common Stock	Sejal Patel	-	-
All Current Directors and Executive Officers as a Group (10 persons)		3,946,145	42.82%
* Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)
All shares of common stock are owned beneficially, and such owner has sole voting and investment power, unless otherwise stated.  The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)
Based on a Form 4 filed on February 27, 2017 by Jefferson Gramm, who is one of our directors. Bandera Partners, LLC is the investment manager of Bandera Master Fund L.P. in whose name 2,857,936 of our shares are held.  Messrs. Gregory Bylinksy and Jefferson Gramm are Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners LLC.  Bandera Master Fund L.P. has delegated to Bandera Partners the sole and exclusive authority to vote and dispose of the securities held by Bandera Master Fund.  As a result, each of Bandera Partners and Messrs. Bylinksy and Gramm may be deemed to beneficially own the shares held by Bandera Master Fund. In addition, Mr. Gramm holds 1,466 shares directly and 2,366 restricted shares that will vest after June 5, 2018.

(3)
Based on a Form 4 filed on March 15, 2018 by James Pappas, who is one of our directors and is also a Managing Member and Owner of JCP Investment Management, LLC. which holds 748,060 of our shares.  As a result, Mr. Pappas may be deemed to beneficially own the shares held by JCP Investment Management, LLC.   In addition, Mr. Pappas also holds 450 shares directly and 1,351 restricted shares that will vest after June 5, 2018.

(4)	Based on a Schedule 13G/A filed on January 5, 2018 by Central Square Management LLC. Central Square Management LLC has sole voting and investment power over 561,040 shares of our common stock.

(5)
Based on a Schedule 13G filed on February 1, 2018 by Beddow Capital Management Incorporated.  Beddow Capital Management Incorporated has sole voting and investment power over 560,218 shares of our common stock.

(6)
Based on a Schedule 13G filed on February 9, 2018 by Dimensional Fund Advisors LP.  Dimensional Fund Advisors Inc. has sole voting power over 479,654 shares of our common stock and sole investment power over 495,463 shares of our common stock.

(7)	To our knowledge, none of these shares have been pledged.

(8)	Shannon L. Greene, a director and Chief Executive Officer, holds 188,863 shares directly and 8,219 restricted shares that will vest after June 5, 2018.

(9)	Mark Angus, a director and President holds 53,290 shares directly and 8,219 restricted shares that will vest after June 5, 2018.

(10)	William M. Warren, Secretary, holds 26,383 shares directly.

(11)	Tina Castillo, Chief Financial Officer, holds 10,101 shares directly.

PROPOSAL ONE:  ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “FOR” All Nominees.

All directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of stockholders and until their successors have been duly elected and qualified.  Currently, there are nine directors as provided by our corporate by-laws.  It is the intention of the persons named in the accompanying form of proxy card to vote for the election of all nine nominees listed below for election as our directors unless authority to so vote is withheld.  All nominees have indicated their willingness to serve for the ensuing term.  If any nominee is unable or declines to serve as a director at the date of the Annual Meeting, the persons named in the proxy card have the right to use their discretion to vote for a substitute.

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Name	Age	Director Since	Position
Shannon L. Greene(4)(5)	52	2001	Director, Chief Executive Officer
Mark Angus(5)	57	2009	Director, President, Assistant Secretary
William M. Warren	73	2013	Director, Secretary, General Counsel
Jefferson Gramm(2)(3)	42	2014	Chairman of the Board of Directors
James Pappas (1)(2)(3)	37	2016	Director
Brent Beshore(2)(3)	35	2017	Director
Sharon Leite(1)(2)(3)	55	2017	Director
Vicki Cantrell(2)(3)	60	2017	Director
Sejal Patel(1)(2)(3)	39	2017	Director
(1)	Member of our Audit Committee of the Board of Directors.
(2)	Member of our Compensation Committee of the Board of Directors.
(3)	Member of our Nominating Committee of the Board of Directors.
(4)	Member of our 2007 Director Non-Qualified Stock Option Plan Committee.
(5)	Executive Officer, for purposes of Section 16 of the Securities Exchange Act of 1934.

Shannon L. Greene, 52, has served as Chief Executive Officer since February 2016 and director since January 2001.  Previously, Ms. Greene served as our Chief Financial Officer and Treasurer from May 2000 to February 2017.  Ms. Greene, a certified public accountant, is a member of our 401(k) Plan Committee.  Her professional affiliations include the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants, and Financial Executives International.  She is a member of the U.S. Chamber of Commerce’s Corporate Leadership Advisory Council and sits on National Retail Federation’s Employment Law Committee.  She is a member of the Financial Accounting Standards Board (FASB) Small Business Advisory Committee and a member of the Texas Society of CPA’s Professional Standards Committee.  She also serves as Treasurer and Chair of the Finance Committee of the Women’s Center of Tarrant County.  As our Chief Executive Officer, her leadership and familiarity with our operational structure provides our board with valuable insight and relevant information.  As the prior Treasurer and Chief Financial Officer, Ms. Greene’s detailed knowledge of our financial position and performance contributes significantly to Board discussions.  She also provides governance and government regulatory leadership as a result of her association with the aforementioned financial and business organizations.

Mark Angus, 57, has served as President since February 2016 and director since 2009.  Previously, Mr. Angus has served as our Senior Vice President since May 2008.  He is responsible for product research and development, including intellectual property defense, as well as product costing.  He manages the import of product from Asia and is the liaison with our largest vendor.  He also oversees our manufacturing operation and manages the sales process to major manufacturers and distributors.  Mr. Angus joined Tandy Leather Factory, Inc. in 1985 and has served in numerous positions with varying responsibilities. He has been involved in buckle and metal design work since 1990 and his designs compose a substantial number of our copyrights.  He is also responsible for the design of our patented belt buckle.  Mr. Angus brings to our Board of Directors a deep operational knowledge and experience in store operations, product development and intellectual property matters, as well as strategic planning, particularly as they relate to our brand, industry trends and retail operations.

William M. Warren, 73,  has served as a director since February 2013.  He previously served as one of our directors from 1993 to 2003.  He has also served as our Secretary and General Counsel since 1993.  Since 1979, Mr. Warren has been President and Director of Loe, Warren, Rosenfield, Kaitcer, Hibbs, Windsor & Lawrence, P.C., a law firm located in Fort Worth, Texas.

Jefferson Gramm, 42, has served as a director since February 2014.  Mr. Gramm is a portfolio manager at Bandera Partners LLC, which might be deemed to be an affiliate of ours by virtue of holding approximately 31% of our outstanding common stock. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” for information regarding Bandera Partners LLC’s ownership of our common stock.  Mr. Gramm has been in his present position with Bandera since 2006.  His prior experience includes serving as Managing Director of Arklow Capital, LLC, a hedge fund manager focused on distressed and value investments, from October 2004 to July 2006.  He has been a Director of Ambassadors Group Inc. since May 2014 and Rubicon Technology since November 2017.  He served as a Director of Morgan’s Foods Inc. from April 2013 to March 2014. He served as a Director of Peerless Systems Corp from June 2009 to November 2010.   He received an M.B.A. from Columbia University in 2003 and a B.A. in Philosophy from University of Chicago in 1996.  Mr. Gramm provides a unique and valuable perspective with respect to our stockholder base and stockholder issues in general.

James Pappas, 37, has served as a director since June 2016.  Mr. Pappas is the managing member and owner of JCP Investment Management.  Since January 2015, he has served as a director of Jamba, Inc., a health and wellness brand and leading retailer of freshly squeezed juice.  He also serves on Jamba, Inc.’s Nominating, Corporate Governance and Audit Committees.  Mr. Pappas also serves as a director of US Geothermal, Inc. since September 2016.  US Geothermal, Inc. acquires, develops and utilizes geothermal resources.  He served on the board of directors of The Pantry, Inc., the largest independently operated convenience store chains in the U.S. from March 2014 until it was acquired in February 2015.  Mr. Pappas also served on the board of directors, including Chairman of the Board, of Morgan’s Foods from February 2012 to May 2014 until it was acquired.  Mr. Pappas received a BBA in Information Technology and a Masters in Finance from Texas A&M University.  Mr. Pappa’s has substantial skills in marketing and branding, as well as experience with growth-oriented businesses.  Mr. Pappas also offers a strong tactical and financial background.

Brent Beshore, 35, is the founder and CEO of adventur.es, a private investment organization.  Mr. Beshore has served in his present position with adventur.es since 2007. He served on the Commerce Bank regional advisory board from 2011-2016, and currently serves on the Shepard Poverty Program board of directors at his alma mater, Washington and Lee University. He received his BA in Politics, with an emphasis in Poverty Studies, from Washington and Lee University in 2005 and attended the J.D./M.B.A. program at the University of Missouri from 2005-2007.  Mr. Beshore has significant operating and financial experience through his firm's ownership of a diverse collection of private businesses. He provides expertise in capital allocation as well as the evaluation and compensation of executive management teams.

Sharon Leite, 55, is currently serving as Managing Director, President of Godiva Chocolatier in North America.  She leads the entire business across all channels, stores, E-Commerce and Wholesale.  Prior to joiningn Godiva, Ms. Leite was the President of Sally Beauty, US and Canada (NYSE: SBH), an international specialty retailer and distributor of professional beauty products, with over 3,000 stores. Prior to joining SBH in February 2016, Ms. Leite was the Executive Vice President of Sales, Customer Experience, & Real Estate at Pier 1 Imports (NYSE:  PIR) which she joined in 2007.   In addition, Ms. Leite has held various executive leadership roles at Bath and Body Works (L Brands) as well as various sales and operations positions with other prominent retailers including Gap, Inc. and The Walt Disney Company.  Ms. Leite brings significant experience in retail operations to shape the customer experience, sales, digital, E-commerce, real estate, merchandising, and marketing strategies.

Vicki Cantrell, 60, is a retail veteran with over 20+-years of operational experience having served as Chief Operating Officer of Tory Burch LLC while it experienced 300% growth and as Chief Information Officer of Giorgio Armani as it underwent a multi-phase CRM implementation.  Her current role is Retail Transformation Officer for Aptos, where Ms. Cantrell brings transformation strategies to the retailer’s businesses and to the vendor/retail partnership.  Immediately prior to this role, Ms. Cantrell served from October 2011 to October 2016 as a Senior Vice President at National Retail Federation which is the world’s largest retail association.  Ms. Cantell has deep expertise in building and executing strategies to meet evolving needs including enhancing customer acquisition, service and loyalty; determining optimal organizational structure in ever-changing environments; and in building robust cyber security programs.

Sejal Patel, 39, has served as a director since June 2017.  She is a Partner/Advisor at Lake Trail Capital, a private investment firm, since July 2015. She serves on the Boards of Value Quest Capital, a value fund based in India, since 2014 and the Tiger Foundation, a non-profit organization based in New York, since 2009. Her prior work experiences includes serving as Vice President of Indus Capital, a hedge fund manager focused on Asian and Japanese equities, from July 2012 to July 2015 and Director for Kelusa Capital Management, a hedge fund manager focused on Asian equities, from 2006 to 2012. She received a B.S. in Economics from the University of Pennsylvania.

The information relating to the occupations and security holdings of our directors and nominees is based upon information received from them.

ADDITIONAL INFORMATION CONCERNING OUR BOARD OF DIRECTORS

Meeting Attendance

During fiscal 2017, the Board of Directors held four regularly scheduled meetings.  All current directors who served during 2017 attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of committees of the Board of Directors of which he or she was a member and which were held during the time that he or she was a director or member of such committee, as applicable.  We encourage and expect our directors to attend our Annual Meeting absent extenuating circumstances, but we do not have a formal policy requiring attendance.  All of our directors, except for those not standing for re-election, attended our Annual Meeting held in 2017.

Director Independence

The Board of Directors has considered the listing requirements of the Nasdaq for "independence" of directors, and it has determined that Jefferson Gramm, Brent Beshore, Sejal Patel, Sharon Leite, Vicki Cantrell, and James Pappas, our non-employee directors, are independent under these requirements.  In addition, T. Field Lange, Joseph R. Mannes and Edward Martin III each served as a member of the Board of Directors during 2017, each of whom was independent under the listing requirements of Nasdaq for “independence” of directors. Our independent directors hold executive sessions at least once a year.

Board of Directors Leadership Structure

The Board of Directors has determined it appropriate to separate the roles of CEO and Chairman, allowing the CEO to run Tandy Leather Factory, Inc. and the Chairman to run the Board of Directors.  Shannon Greene has been our Chief Executive Officer since February 2016.  Jefferson Gramm, one of our directors, has been Chairman of the Board since 2017.

We believe our CEO and our Chairman have an excellent working relationship that has allowed the CEO to focus on the challenges that we face in the current business environment.  The separation of the CEO and Chairman positions provides strong leadership for our Board of Directors, while also positioning our CEO as our leader in the eyes of our customers, employees, and other stakeholders.

Our Board of Directors currently has six independent members and three non-independent members.  We have three committees of the Board of Directors comprised solely of independent directors, with three different independent directors serving as chairs of the committees.  We believe that the number of independent, experienced directors that make up our Board of Directors benefits us and our stockholders.

Risk Oversight

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board of Directors, focusing on the most significant risks facing us and our general risk management strategy, and also ensuring that risks undertaken by us are consistent with the Board of Directors’ appetite for risk.  Management is responsible for the development, implementation, and maintenance of our risk management processes and provides periodic reports to the Audit Committee on its assessment of strategic, operational, financial, competitive, reputational, and legal risks to us.  We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board of Directors leadership structure supports this approach.

Director Compensation
Compensation of non-employee directors is determined by the Board based upon recommendations prepared by the Nominating Committee. Effective June 2017, the compensation program for our non-employee directors provides for each non-employee director to be paid an annual retainer of $16,000. In addition, the Chairman of the Audit Committee is paid an additional annual retainer of $5,000, and other members of the Audit Committee are paid an additional retainer of $2,000. All directors are reimbursed for reasonable expenses incurred in connection with their service on our Board of Directors, including the committees thereof.
In each of 2015, 2016 and 2017, we awarded restricted stock to each non-employee director with a fair value equal to approximately $14,500 based on a fair market value as of the date of grant, in accordance with our 2013 Restricted Stock Plan.  The shares underlying such awards will vest equally over a four year period from the date of grant.

The goal of the restricted stock and stock option plans is to provide a means of attracting and retaining competent non-employee personnel to serve on our Board of Directors by offering individuals long-term equity incentives tied to our performance.  Each of our non-employee directors is eligible to participate in these plans.

DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by us to our non-employee directors during the year ended December 31, 2017.  Our directors who are also employees, and William Warren who is also our general counsel, receive no additional compensation for serving as directors.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards($)(1)	Total ($)
Jefferson Gramm	$16,750	$14,500	$31,250
Brent Beshore	8,000	-	8,000
Sejal Patel	9,000	-	9,000
Sharon Leite	9,000	-	9,000
Vicki Cantrell	8,000	-	8,000
James Pappas	18,500	$14,500	33,000
(1)
There was one restricted stock grant made to each of our non-employee directors in February 2017 of 1,801 shares each at a fair value of $8.05 per share.  The shares vest equally over four years, beginning February 2018.  The amounts reported in this column reflect the aggregate grant date fair value of equity awards granted during the year computed in accordance with FASB ASC Top 718.

COMMITTEES OF THE BOARD OF DIRECTORS

As of the date of this proxy statement, our Board of Directors has four committees:  (1) Audit Committee, (2) Compensation Committee, (3) Nominating Committee, and (4) Non-Cash Investment Committee.  The membership during the last fiscal year and the function of each committee are described below.

Name of Director	Audit		Compensation		Nominating		Non-Cash Investment
Non-Employee Directors:
Jefferson Gramm	-			X		X		X
Brent Beshore	-			X		X		X
Sharon Leite		X		C		X		X
Sejal Patel		X		X		X		X
Vicki Cantrell	-			X		C		X
James Pappas		C		X		X		X
Employee Directors:
Shannon L. Greene								X
Mark Angus								X
Number of Meetings in Fiscal 2017	5		1		1		-
_________________
X = Committee member; C = Committee Chairman

Nominating Committee

We have a Nominating Committee consisting of six directors, all of whom are "independent" under the listing requirements of Nasdaq.  The Nominating Committee met one time during 2017.

The Board of Directors has adopted a written charter for the Nominating Committee, which is available on our website at www.tandyleather.com.   This charter provides that the Nominating Committee is responsible for identifying individuals qualified to become directors consistent with criteria established by the Board of Directors.  Although the Board of Directors has not yet established these criteria, the charter also provides that the Nominating Committee shall take into account such additional factors as it deems appropriate in evaluating candidates.  These factors may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which a candidate would fill a present need on the Board of Directors.  In addition, the charter states that the Nominating Committee will consider stockholder recommendations of director nominees, as well as nominations by our senior officers.  The Nominating Committee evaluates all director nominees in a like manner without regard as to who recommended the nomination.  Traditionally, we have not engaged third parties to identify or evaluate potential directors or to assist in that process.  In addition, the Nominating Committee makes a review and evaluation periodically of the Board of Directors and the Nominating Committee's own performance.  Further, the Nominating Committee recommends persons to serve on the Nominating Committee as members, as well as the possible removal of any incumbent Nominating Committee members.

Stockholders may nominate director nominees for consideration by writing to our Secretary at 1900 Southeast Loop 820, Fort Worth, Texas  76140-1003.  Any such nomination must include:

•
As to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	The nominating stockholder’s name and address, as they appear on our books, and the class and number of our shares beneficially owned by him.

The Nominating Committee recommended to the Board of Directors that all nine director nominees listed in this proxy statement serve as directors for a term ending on the date of the 2019 Annual Meeting of Stockholders.

The Nominating Committee will consider nominees for directors recommended by our stockholders and will evaluate such nominees using the same criteria used to evaluate director candidates as described above. Nominations of persons for election to the Board of Directors may be made by any stockholder entitled to vote for the election of directors at the applicable meeting that complies with the notice procedures set forth in our bylaws. Such nominations shall be made pursuant to timely notice in writing to our Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at our principal executive offices not less than 30 days nor more than 60 days prior to the applicable meeting; provided, however, that if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected directors may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting on the date originally scheduled. The stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving notice (a) the name and address, as they appear on our books, of such stockholder, and (b) the class and number of our shares that are beneficially owned by such stockholder.

Audit Committee

The Audit Committee’s basic role is to assist the Board of Directors in fulfilling its fiduciary responsibility pertaining to our accounting policies and reporting practices.  Among other duties, the Audit Committee is to be the Board of Directors’ principal agent in assuring the independence of our outside auditor, the integrity of management, and the adequacy of disclosures to stockholders.  The Audit Committee has been structured to comply with the requirements of Section 3(a)(58)(A) of the Exchange Act.  The Board of Directors has determined that all members of the Audit Committee are "independent" under the applicable rules of the Nasdaq and that James Pappas, Chairman of the Audit Committee, qualifies as an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-K.  The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.tandyleather.com.  The Audit Committee met five times during 2017.   The Report of the Audit Committee for the fiscal year ended December 31, 2017 appears below.

Our Audit Committee selected Weaver and Tidwell LLP (“Weaver”) to serve as our independent public accountant for the years ended December 31, 2017 and 2016, as well as for the first three quarters of 2018.  A representative of Weaver is expected to attend our Annual Meeting.  The representative will have the opportunity to make a statement at the Annual Meeting and respond to appropriate questions from our stockholders.  Our Audit Committee has not named the independent public accounting firm that will serve as outside auditor for 2018.  The Audit Committee expects to select the independent auditors to audit our annual financial statements for 2018 during the next few months, as part of the Audit Committee’s normal selection process.

Audit Fees

Weaver performed the audits of our 2017 and 2016 financial statements, as well as the reviews of the financial statements included in our Forms 10-Q for the same periods.  The amounts shown below are the aggregate amounts paid to Weaver during 2017 and 2016 for services in the categories indicated.

Types of Fees	2017	2016
Audit fees	$104,250	$101,250
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$104,250	$101,250

In accordance with the charter of our Audit Committee as in effect at the relevant times and the rules of the SEC, the Audit Committee approved all of the fees indicated above before the services were provided.

Report of the Audit Committee

As members of the Audit Committee, we oversee Tandy Leather Factory, Inc.’s financial reporting process on behalf of the Board of Directors.  Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.

During 2017 we recommended, and the Board of Directors approved, the appointment of Weaver as independent auditors for the year ended December 31, 2017.  Our auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2017 with our management and has discussed with Weaver all communications required by generally accepted auditing standards, including those required to be discussed by standards as currently in effect adopted by the Public Company Accounting Oversight Board (“PCAOB”).  In addition, the Audit Committee has received from Weaver the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Weaver’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with Weaver their independence from us and our management.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

The foregoing report was submitted by the Audit Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.
AUDIT COMMITTEE:
James Pappas, Chairman
Sharon Leite
Sejal Patel

COMPENSATION DISCUSSION AND ANALYSIS

The primary focus of our executive compensation programs is to improve our performance year over year and over a longer-term period.  The compensation programs were designed to provide the tools necessary to hire executives with the skills needed to manage Tandy Leather Factory, Inc. to meet these goals and to retain them over the long-term.  In developing the programs, a key consideration was to have plans that were easy to understand and administer, while being competitive with companies of similar size and philosophy.  Over the past several years, management and the Compensation Committee have worked to refine the compensation programs used to ensure that they support these goals and our ongoing business objectives.  Our philosophy has been to reward team performance, measured by our overall results.  Each executive officer’s compensation is linked to their individual contribution toward increases in the size of our operations, our income, and increases in stockholder value.  At the 2017 Annual Meeting, stockholders were asked to approve Tandy Leather Factory, Inc.’s 2016 executive compensation programs.  Approximately 96% of the shares voted approved the program.  In consideration of these results and other factors the the Compensation Committee evaluates on a regular basis, the Compensation Committee concluded that Tandy Leather Factory, Inc.’s existing executive compensation programs continue to be appropriate to support Tandy Leather Factory, Inc.’s compensation philosophy and objectives described in this discussion.

Compensation Committee

The Compensation Committee is responsible for recommending to the Board of Directors the compensation program of the executive officers.  The Compensation Committee consists of six directors, all of whom are “independent” under the listing requirements of Nasdaq. The Compensation Committee submits all issues concerning executive compensation to the full Board of Directors for approval.  It may not delegate this authority.  The Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.tandyleather.com.  The Compensation Committee met one time during 2017.

Compensation for our executive officers consists of the following components:
•	Base salary;
•	Annual incentive bonus;
•	Restricted stock grants;
•	Retirement and other benefits, and
•	Change of Control Agreements.

Each of these elements of pay is described below.

Company Performance.  Tandy Leather Factory, Inc. completed another profitable year in 2017, with net income of $4.5 million, or $0.48 per diluted share.  Although consolidated sales decreased 0.7% over 2016, gross profit improved 0.8% primarily due to a shift in customer mix.  Operating expenses increased 8.4% due to investments in strategic initiatives including a new district structure, new store growth strategy, as well as investment in our store managers with a higher base compensation.  Management believes that these strategic initiatives will drive sustainable long-term growth.

Base Salary

Base salaries are intended to reward our executive officers based upon their roles within Tandy Leather Factory, Inc. and for their performance in those roles.  Base salaries are established when an executive officer is hired, based on prior experience and compared to salaries for comparable positions in other companies.  Base salaries are generally increased annually, if market factors dictates such increases and assuming our financial performance is satisfactory.

Bonuses

We award discretionary bonuses to our executive officers, up to a maximum of 5% of Tandy Leather Factory’s pretax income as determined by the Compensation Committee.  We determine these bonuses on a subjective basis, considering business prospects for the upcoming year and the improvement in our net income and financial position for the year in question.  These discretionary bonuses are awarded annually and paid in the first quarter of the following year.

Restricted Stock Grants

We award restricted stock grants to promote long-term retention of executive officers and permit them to accumulate equity ownership in Tandy Leather Factory, Inc. so that the interests of our management team are directly aligned with the interest of our stockholders.  We believe it is important to have an element of compensation that is focused directly on retaining talent so that we can minimize potential loss of company and industry knowledge and the disruption inherent in unplanned turnovers.  Restricted stock grants also align our executive officers with our stockholders by making them stockholders themselves.  Retaining talent and aligning interests encourages our executive officers to take actions to enhance the value of our business and increase stockholder value.  Time-based restricted stock awards vest equally over four years.

Retirement and Other Benefits

Our benefits program includes a retirement plan and a group insurance program.  The objective of the program is to provide executive officers with reasonable and competitive levels of protection against the four contingencies (retirement, death, disability and ill health) that could interrupt the executive officer’s employment and/or income received as an active employee.  Our retirement plans are designed to provide a competitive level of retirement income to our executive officers and to reward them for continued service with Tandy Leather Factory, Inc.  The retirement program for executive officers consists of a tax-qualified 401(k) Plan that covers all full-time employees.  The group insurance program consists of life and health insurance benefits plans that cover all full-time employees.

Change of Control Agreements and Provisions

We have entered into change of control agreements with Shannon Greene, CEO, and Mark Angus, President, to provide continued compensation and benefits in the event of a change of control as defined in the agreements. The agreements are for three-year terms and are thereafter automatically extended for successive one-year terms.  The agreements also provide that, if there is a change of control, the terms will continue for twenty-four (24) months thereafter.  The circumstances under which benefits are payable pursuant to the agreements generally are a change of control plus one of the following: the termination of the executive officer without cause by us or by the executive officer for other defined reasons within two years after a change of control; or the termination of the executive officer’s employment by us without cause in anticipation of a change of control. Under these agreements, a “change of control” is a defined term that includes a merger, a sale of all or substantially all of our assets or a similar transaction involving us, a third party acquiring more than 35% of our shares which includes, in general, a person or entity becoming a 35% or greater stockholder of us, a covered removal of directors on our board of directors, or our liquidation or dissolution.

Benefits under the change of control agreements include:

•	A lump sum payment equal to three times the executive officer’s base salary at the rate in effect immediately prior to the change of control;
•	Continuation of health, disability, life and other insurance benefits for three years following the termination; and
•	A reduction in payments in certain circumstances so as to avoid adverse excise tax consequences to the named executive officer.

Such benefits under the agreements are payable regardless of any such person seeking or obtaining employment following termination, provided that the continuation of health, disability, life and other insurance benefits will be discontinued if the named executive officer becomes covered under the insurance programs of a subsequent employer and, with respect to all health insurance plans, provided that such subsequent employer’s health insurance plans do not contain any exclusion or limitation with respect to any preexisting condition of the named executive officer or the named executive officer’s eligible dependents that are covered by our plan or plans.

Our 2013 Restricted Stock Plan also provides accelerated vesting in the event of a change of control.  (However, the share acquisition threshold under the definition of “change of control” in the 2013 Restricted Stock Plan is 50%, rather than 35%).  Except to the extent that the Compensation Committee provides a result more favorable to holders of awards, in the event of a change of control, restricted stock that is not vested before a change of control will vest on the date of the change of control.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (“CD&A”) with management and, based on such review and discussion, recommended to the Board of Directors that the CD&A be included in Tandy Leather Factory, Inc.’s Form 10-K and proxy statement.

The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act.

COMPENSATION COMMITTEE:
Sharon Leite, Chairman
Jefferson Gramm
Brent Beshore
Sejal Patel
Vicki Cantrell
James Pappas

COMPENSATION TABLES AND OTHER INFORMATION

The following table includes information required by Item 402 of Regulation S-K promulgated by the SEC.  The amounts shown represent the compensation paid to our named executive officers for each fiscal year noted in the table, for services rendered to us.  For a more complete discussion of the elements of compensation included in this table, please refer to the discussion reflected in “Compensation Discussion and Analysis” above.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards (1)		All Other Compensation (2)	Total
Shannon L. Greene, Chief Executive Officer (3)	2017 2016	$325,000 $270,341	$65,000 $225,000	$	- $84,002	$14,473 $14,423	$404,473 $593,766
Mark Angus, President (3)	2017 2016	$300,000 $260,341	$65,000 $225,000	$	- $84,002	$14,446 $14,423	$379,446 $583,766
Tina Castillo, Chief Financial Officer (4)	2017	$195,833	$65,000		$-	$4,000	$264,833

(1)
There were restricted stock grants to the named executive officers in 2016 of 11,765 shares each at a fair value of $7.14 per share which vest equally over four years from grant date.  There were no restricted stock awards granted in 2017 to the named executive officers.  The amounts reported in this column reflect the aggregate grant date fair value of equity awards granted during the year computed in accordance with FASB ASC Topic 718.

(2)	The amounts in this column represent the 401(k) plan company matching contribution for the named individuals.
(3)	In February 2016, Ms. Greene was appointed CEO and Mr. Angus was appointed President.
(4)	In February 2017, Ms. Castillo was appointed CFO with an annual salary of $200,000.

OUTSTANDING STOCK AWARDS
as of December 31, 2017

Name	Number of shares of stock that have not vested (#)(1)	Market value of shares of stock that have not vested ($)
Shannon L. Greene	15,840	$122,760
Mark Angus	15,840	$122,760

(1)	Restricted shares awarded in 2016, 2015 and 2014 of 11,765, 9,344 and 9,375 shares each, respectively, vest equally over four years beginning March 2017, February 2016 and February 2015, respectively.

PROPOSAL TWO:  ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY” VOTE)

The Board of Directors recommends a vote “FOR” the advisory approval of the executive compensation of our named executive officers as disclosed in this proxy statement.

Based upon a vote of stockholders at our 2011 Annual Meeting, following the Board of Directors' recommendation for an annual advisory vote to approve the compensation of our named executive officers, we are providing stockholders with an advisory vote on executive compensation. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law July 21, 2010, added Section 14A to the Securities Exchange Act of 1934, as amended, and requires that we provide our stockholders with an opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “Say-on-Pay” vote, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2017 executive compensation programs and policies and the compensation paid to our named executive officers.

As discussed in this proxy statement under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to serve us and our stockholders by aligning executive compensation with stockholder interests and by encouraging and rewarding management initiatives that will benefit us and our stockholders, customers, and employees over the long-term.

At last year’s annual meeting, approximately 96% of the votes cast on the advisory vote on executive compensation were in favor of our named executive officer compensation for 2016.  We are asking our stockholders to again indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.  This is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we are asking our stockholders to approve, on an advisory basis, the following resolution:

“RESOLVED, that the stockholders of Tandy Leather Factory, Inc. approve, on an advisory basis, the compensation paid to the named executive officers of Tandy Leather Factory, Inc., as disclosed in the 2018 proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosures.”

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for and against, this proposal.  Although your vote on this matter is advisory in nature and therefore will not be binding upon Tandy Leather Factory, Inc., the Compensation Committee or the Board of Directors, your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with the interests of us and our stockholders.  The vote on this resolution is not intended to address any specific element of compensation but rather relates to overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

For our last two fiscal years, there have been no transactions, and there is no currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at year-end for our last two most recently completed fiscal years, and in which any related person, as defined under Item 404(a) of Regulation S-K, had or will have a direct or indirect material interest. Such related persons include our directors, executive officers, nominees for director, any beneficial owner of more than five percent (5%) of our common stock, and their immediate family members.

Our Code of Business Conduct, which applies to all employees, including our executive officers and our directors, provides that our employees and officers and members of our Board of Directors are expected to use sound judgment to help us maintain appropriate compliance procedures and to carry out our business with honesty and in compliance with law and high ethical standards.  In addition, our directors and officers are expected to report any potential related party transactions to the Board of Directors.  Our Audit Committee, on behalf of the Board of Directors, reviews the material facts of all reported matters, by taking into account, among other factors it deems appropriate, whether a transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction to determine whether an actual conflict of interest exists.  No director may participate in any discussion or approval of a matter for which he or she is a related party.  An annual review and assessment of any ongoing relationship with a related party is performed by the Audit Committee and reported to the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Sections 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC.  Based solely on a review of the copies of such reports and amendments thereto furnished to us with respect to fiscal 2017 and written representations from our directors and executive officers, we believe that, during fiscal 2017, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

EQUITY COMPENSATION PLANS

The following table sets forth information regarding our equity compensation plans (including individual compensation arrangements) that authorize the issuance of shares of our common stock.  The information is aggregated in two categories:  plans previously approved by our stockholders and plans not approved by our stockholders.  The table includes information for officers, directors, employees and non-employees.  All information is as of December 31, 2017.

Plan Category	Column (A) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Column (B) Weighted-average exercise price of outstanding options, warrants and rights	Column (C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)
Equity compensation plans approved by stockholders	36,800	$8.03	188,225
Equity compensation plans not approved by stockholders	-	-	-
TOTAL	36,800	$8.03	188,225

OTHER MATTERS
Solicitation of Proxies

We will pay for the cost of soliciting proxies.  Our directors, officers and employees may solicit proxies.  They will not be paid for soliciting the proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation.  Proxies may be solicited in person, by mail, by telephone, by telegram or other means of communication.  We will make arrangements with custodians, nominees and fiduciaries in order to forward proxy solicitation materials to beneficial owners of common stock.

Stockholder Proposals for 2019

If you wish to present a proposal for consideration at an annual meeting, you must send written notice of the proposal to our Secretary not less than ten days before such annual meeting.  We have not received notice of any stockholder proposals to be presented at this year’s Annual Meeting.  Pursuant to our bylaws, we must receive written notice of a stockholder proposal on or before May 26, 2018 for such proposal to be considered at this year’s Annual Meeting.

If you would like your proposal to be included in next year’s proxy statement, you must submit the proposal to our Secretary by no later than December 28, 2018, or, if we hold our next annual meeting on a date that is more than 30 days from the anniversary of our 2018 Annual Meeting, a reasonable time before we begin to print and send our proxy materials.  We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include pursuant to the rules of the SEC.  You may write to our Secretary at 1900 Southeast Loop 820, Fort Worth, Texas 76140-1003 to present a proposal for consideration.

See “Nominating Committee” under “Committees of the Board of Directors” for the process for stockholders to follow to suggest a director candidate to the Nominating Committee for nomination by the Board of Directors or to nominate persons for election to our Board of Directors at an applicable meeting of our stockholders.

If a stockholder raises a matter at the Annual Meeting that requires a stockholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf.  According to our by-laws, any proposal properly raised at the Annual Meeting by a stockholder will require the affirmative vote of a majority of the shares deemed present at the Annual Meeting, whether in person or by proxy unless a higher approval threshold is required by applicable law.

Stockholder Communications with Board of Directors

Stockholders who wish to communicate with the Chairman or with the directors as a group may do so by writing to our Secretary at Tandy Leather Factory, Inc., 1900 Southeast Loop 820, Fort Worth, Texas 76140-1003.  Our Secretary will forward your communication to the directors or Chairman of the Board as requested by the stockholder.  All appropriate communications addressed to directors will be reviewed by our Secretary.  Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest will not be forwarded to the Board of Directors.  Our Secretary has the option, but not the obligation, to forward these other communications to appropriate channels within Tandy Leather Factory, Inc.

Householding of Annual Meeting Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for the proxy statements and annual reports or Notices of Internet Availability of Proxy Materials, as applicable, with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders.  This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies.  We and some brokers household proxy materials, delivering a single proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders.  Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or the Notice of Internet Availability of Proxy Materials, as applicable, or if you are receiving multiples copies of the proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.  You can notify us by sending a written request addressed to Investor Relations Department, Tandy Leather Factory, Inc., 1900 Southeast Loop 820, Fort Worth, Texas 76140-1003, by calling Investor Relations at 817-872-3200, or by sending an e-mail to Investor Relations at tcastillo@tandyleather.com.  We will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, to a registered stockholder at a shared address to which a single copy of the applicable document(s) was delivered.

General Information

A COPY OF OUR FORM 10-K AS FILED WITH THE SEC WILL BE SENT TO ANY STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS, TANDY LEATHER FACTORY, INC., 1900 SOUTHEAST LOOP 820, FORT WORTH, TEXAS 76140-1003.

Management knows of no other business to be brought before the 2018 Annual Meeting of Stockholders.  However if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on such matters.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, OR TO VOTE ELECTRONICALLY AS DESCRIBED ON PAGE 2 OF THIS PROXY STATEMENT.

    TANDY LEATHER FACTORY, INC.
Chairman of the Board

Fort Worth, Texas
April 26, 2018

PROXY CARD
TANDY LEATHER FACTORY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING ON JUNE 5, 2018

The undersigned hereby appoint(s) Mark Angus and William M. Warren, and each of them, proxies or proxy of the undersigned with full power of substitution and revocation, to act and vote all of the undersigned's shares of Tandy Leather Factory, Inc. common stock, with all the powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Tandy Leather Factory, Inc. at Fort Worth, Texas on June 5, 2018, or any resumption of the Annual Meeting after any adjournment thereof, as indicated on this proxy, and in their discretion on any other matters which may properly come before the meeting. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock  If no directions are given, this proxy will be voted “FOR” Proposals 1 and  2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 and  2.

1. Election of Nine directors.

FOR ALL	NOMINEES:
Shannon L. Greene
WITHHOLD ALL to vote for the listed nominees	Mark Angus
William M. Warren
FOR ALL EXCEPT (do not vote for the nominee(s)	Jefferson Gramm
whose name(s) appear(s) below):	James Pappas
____________________________________	Brent Beshore
_____________________________________	Sharon Leite
_____________________________________	Vicki Cantrell
_____________________________________	Sejal Patel

	For	Against	Abstain
2. Advisory Vote on Executive Compensation

Mark here for
address change [ ]
and note at left

Please sign exactly as your name appears on this Proxy.  Date and promptly return this Proxy in the enclosed envelope.

Signature: _____________________________________	Signature: _____________________________________

Date: ________________________________, 2018	Date: ________________________________, 2018

Electronic Voting Instructions:

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 4, 2018.

Vote by Internet:  www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form

Vote by telephone: 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.